Exhibit 10

                            [AVRO ENERGY, INC. LOGO]


This Definitive Letter Agreement dated for reference as of: August 26, 2009

ATTENTION: FREDCO, LLC

This Letter Agreement dated for reference as of August 26, 2009, between Avro Energy Inc., a Nevada company, with a registered address at 9 Church Lane, Copthorne, West Sussex, England RH10 3PT, (the "Purchaser") and Fredco LLC of Hosston Louisiana, U.S.A. 71043 (the "Seller").

This Letter Agreement (the "Agreement")shall set forth the terms of an agreement between the Purchaser and the Seller, which, when accepted and executed below, shall form a binding agreement between Purchaser and Seller for the purchase of the Hoss Holmes Lease, as further described below (the "Lease").

Payment and Closing:

1. The closing of this Agreement (the "Closing") shall occur upon the Purchaser making a payment of $50,000 USD to the Seller on or before August 30, 2009. Upon payment, the Closing shall have deemed to occur, and the Purchaser shall assume all operations on the Lease, and shall be entitled to begin receiving income from production, and shall assume all costs and liabilities with regard to the operation of the Lease.

2. An additional post-closing payment of $50,000 shall be payable on or before September 30, 2009, and shall be subject to a prepared title opinion.

Details of the Lease:

3. The Hoss Holmes Lease is located on Section 24 Township 22 North Range 15 West Caddo Pine Island Field located near Hosston Louisiana, the details of which are included in Schedule A attached.

4. The Nachatosh Formation A and B sands (which include but are not limited to 22 wells, of which 13 wells are producing with another 7 wells needing production equipment and 2 wells which are water disposal wells). All equipment associated with these wells and the details of these wells are outlined in Schedule A attached. Production from these wells is subject to a 20% overriding royalty.

Option on Additional Assets:

5. In addition, the Seller grants the Purchaser the exclusive option to purchase all of the remaining oil field assets and equipment of Fredco LLC for a total of $2,500,000, provided that such option is exercised on or before October 30, 2009.


             9 CHURCH LANE, COPTHORNE, WEST SUSSEX RH10 3PT ENGLAND
                              AVROENERGY@GMAIL.COM

6. In the event the option is not exercised prior to October 30, 2009, then the option portion of this agreement shall expire and may be terminated at the option of the Seller.

Representations as to Title:

7. The Seller covenants that it has owned, possessed, and operated said oil field and gas leases peaceable and to its knowledge and belief no current problems exist as to the working interest and ownership of the Lease. The Seller does hereby state that it has been in compliance with the Louisiana Conservation Rules and Regulations, and to its knowledge and belief knows of no environmental issues pending or violations against the Lease. There are no warranties express or implied with respect to the Lease. This Agreement is made pursuant to the laws and the courts of the State of Louisiana. The situs of this Agreement is the State of Louisiana.

Please indicate your agreement to this Letter Agreement set forth herein by signing and returning this letter to the undersigned.

Yours Sincerely,

AVRO ENERGY INC.


Per: /s/ Donny Fitzgerald
    -----------------------------------
Name:  DONNY FITZGERALD

Title: Director


THE UNDERSIGNED HEREBY AGREE AND ACCEPT THE TERMS OF THIS LETTER AGREEMENT THIS 26th DAY OF AUGUST, 2009.

FREDCO LLC


Per:/s/ Fred Sarkozi
    -----------------------------------
Name:  FRED SARKOZI

Title: Manager and Authorized Signatory